For:	Alamo Group Inc.

Contact:	Edward Rizzuti
EVP Corporate Development & Investor Relations
830-372-9600

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL
RESULTS FOR THE FIRST QUARTER 2025

SEGUIN, Texas, May 8, 2025 -- Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2025.

Highlights:
•Net Sales of $391.0 million, down 8.1% versus the same period in the prior year, up 1.5% versus fourth quarter 2024
•Industrial Equipment Division net sales of $227.1 million, up 12.5% year-over-year
•Vegetation Management Division net sales of $163.9 million, down 26.8% year-over-year
•Income from operations of $44.5 million, 11.4% of net sales – an increase of 40 basis points versus the first quarter of 2024 and 130 basis points versus the full year 2024
•Net Income of $31.8 million
•Fully diluted EPS increased to $2.64 per share, an improvement of almost 13.5% compared to the fourth quarter of 2024
•Total debt was $216.8 million. Total debt net of cash was further reduced to $16.5 million, representing an improvement of $183.2 million or 91.7% compared to the first quarter in 2024 (1)
•Backlog at the end of the first quarter was $702.7 million, up 5.1% from year-end 2024
•Trailing twelve-month EBITDA of $217.8 million was 13.7% of Net Sales (1)

ALAMO GROUP ANNOUNCES 2025 FIRST QUARTER SALES AND EARNINGS Page 2

First Quarter Results

First quarter 2025 net sales of $391.0 million declined 8.1% compared to $425.6 million in the first quarter of 2024. Gross profit of $102.8 million or 26.3% of net sales declined by $8.8 million as a result of lower net sales, however, gross margin improved by nearly 10 basis points, compared to the same period of the prior year. The Vegetation Management Division began to recover as first quarter 2025 operating margin of 8.1% reflected sequential improvement of 410 basis points, driven by the cost reduction actions completed in 2024. The Industrial Equipment Division continued to carry out operational improvements, and delivered an operating margin of 13.7%, representing 130 basis points of sequential improvement.

Consolidated net income was $31.8 million or $2.64 per diluted share, compared to $32.1 million or $2.67 per diluted share in the first quarter of 2024. The Company's backlog at the end of the first quarter increased to $702.7 million and remains healthy. Compared to the fourth quarter of 2024, Vegetation Management Division backlog held steady at $189.5 million, while Industrial Equipment Division backlog increased to $513.2 million.

The Company’s balance sheet remained strong. Accounts receivable were $339.6 million with days sales outstanding of 78 days, an improvement of 6 days versus the first quarter of 2024. Inventory was $356.4 million compared to $384.5 million in the first quarter of 2024. Operating cash flow was $14.2 million, resulting in cash and cash equivalents of $200.3 million at the end of the first quarter.

As we look ahead to the remainder of the year, we expect continued strong demand within our Industrial Equipment Division coupled with a return to modest growth within our Vegetation Management Division, following the substantial channel inventory de-stocking that occurred during 2024. In addition, we anticipate improved profitability driven by the cost reduction actions that were implemented in 2024.

Comments on Results

Jeff Leonard, Alamo Group's President and Chief Executive Officer commented, “The Company’s first quarter results reflected another strong performance from our Industrial Equipment Division and notable performance improvement in our Vegetation Management Division.

First quarter sales were in line with our expectations with Industrial Equipment Division sales up nearly 13% and Vegetation Management sales almost 27% lower than the first quarter of 2024. We were pleased that while consolidated net sales were down 8.1% compared to the first quarter of 2024, they were modestly higher sequentially.

We were also pleased to see that the benefits from our second-half 2024 cost reduction efforts were reflected in our first quarter 2025 results. Compared to the first quarter of 2024, gross margin improved almost 10 basis points, SG&A expenses declined more than 10%, and interest expense fell by almost

ALAMO GROUP ANNOUNCES 2025 FIRST QUARTER SALES AND EARNINGS Page 3

50% as our debt continued to decline. First quarter operating margin of 11.4% improved 40 basis points and 250 basis points as compared to the first quarter of 2024 and the fourth quarter of 2024, respectively. Notably, these results represent the best the Company has achieved since the third quarter of 2023.

The governmental and industrial contractor markets continued to display robust strength despite potential risk in the form of tariffs and trade disruptions. Industrial Equipment orders exceeded the strong pace set in the first quarter of 2024, the strongest quarter of that year, and were up nearly 59% versus the fourth quarter of 2024. All Industrial product lines reported solid orders, and activity in our sweeper and safety group was exceptionally strong. Backlog in the Industrial Equipment Division was $513 million, up $31.7 million or 6.6% from the backlog at the end of 2024.

First quarter orders in the Vegetation Management Division were up nearly 18% compared to the first quarter of 2024 and were also higher than the fourth quarter of 2024. We were pleased to note this positive development in what is traditionally a slower quarter in this division. Vegetation Management backlog of $189.5 million was down 30.3% compared to the first quarter of 2024 but increased for the third consecutive quarter. Compared to the first quarter of 2024, order activity was higher across all product lines in North America but declined modestly in South America and Europe. Governmental orders for mowers in North America were notably stronger.

Looking ahead, the outlook for the next several quarters remains cautiously optimistic. Trends in our markets during the first quarter were positive overall, and we expect profitability should continue to improve as we enter the seasonally stronger second and third quarters. In the second quarter, we expect to complete capital investments in our North American agricultural equipment facilities following the plant consolidations that were carried out last year. Consequently, in the third quarter of this year we expect to see the full benefit of the actions we took at the end of 2024. With rising backlog, stable to rising markets, and a meaningfully improved cost structure, the near-term prospects for the Company appear encouraging.

We also remain mindful of uncertainty tied to evolving global trade negotiations, and particularly how these developments may impact our markets. We are closely evaluating the effects of both existing and potential tariffs on our markets and operations, and are actively taking steps to mitigate our exposure. Despite the near-term volatility, we believe the Company is well positioned to further expand its operating margin and leverage our strong balance sheet to accelerate both organic and inorganic growth.

ALAMO GROUP ANNOUNCES 2025 FIRST QUARTER SALES AND EARNINGS Page 4

Earnings Conference Call
The Company will host a conference call to discuss the first quarter results on Friday, May 9, 2025, at 10:00 a.m. ET. Hosting the call will be members of senior management. Individuals wishing to participate in the conference call should dial (866) 524-3159 (domestic) or (412) 317-6759 (international). For interested individuals unable to join the call, a replay will be available until Friday, May 16, 2025, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (internationally), passcode 3570057.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Friday, May 9, 2025, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution, and service of high-quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 3,750 employees and operates 27 plants in North America, Europe, Australia, and Brazil as of March 31, 2025. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade wars, and the effects of the war in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results. For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2025	3/31/2024
Net sales:
Vegetation Management	$163,890	$223,747
Industrial Equipment	227,060	201,839
Total net sales	390,950	425,586

Cost of sales	288,109	313,954
Gross margin	102,841	111,632
	26.3%	26.2%

Selling, general and administration expense	54,330	60,594
Amortization expense	4,049	4,059
Income from operations	44,462	46,979
	11.4%	11.0%

Interest expense	(3,194)	(6,091)
Interest income	1,238	801
Other income (expense)	(663)	98

Income before income taxes	41,843	41,787
Provision for income taxes	10,043	9,667

Net Income	$31,800	$32,120

Net income per common share:

Basic	$2.65	$2.69

Diluted	$2.64	$2.67

Average common shares:
Basic	11,990	11,944

Diluted	12,048	12,020

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2025	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$200,274	$121,802
Accounts receivable, net	339,596	392,940
Inventories	356,406	384,488
Other current assets	14,958	16,301
Total current assets	911,234	915,531

Rental equipment, net	57,198	43,102

Property, plant and equipment	159,183	164,810

Goodwill	204,582	205,452
Intangible assets	147,899	163,909
Other non-current assets	24,598	26,616

Total assets	$1,504,694	$1,519,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$104,977	$103,409
Income taxes payable	18,725	17,596
Accrued liabilities	73,006	77,349
Current maturities of long-term debt and finance lease obligations	15,009	15,008
Total current liabilities	211,717	213,362

Long-term debt, net of current maturities	201,789	306,525
Long-term tax liability	626	2,633
Other long-term liabilities	24,201	24,335
Deferred income taxes	9,300	16,009

Total stockholders’ equity	1,057,061	956,556

Total liabilities and stockholders’ equity	$1,504,694	$1,519,420

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of non-recurring items, of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 4 reflects Division performance inclusive of non-GAAP financial measures such as backlog and earnings before interest, tax, depreciation and amortization ("EBITDA").

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Non-recurring Items

	Three Months Ended
	March 31,
	2025	2024

Operating Income - GAAP	$44,462	$46,979
(add: workforce reduction)	82	481
Adjusted Operating Income - non-GAAP	$44,544	$47,460

Net Income - GAAP	$31,800	$32,120
(add: workforce reduction)	62	370
Adjusted Net Income - non-GAAP	$31,862	$32,490

Diluted EPS - GAAP	$2.64	$2.67
(add: workforce reduction)	0.01	0.03
Adjusted Diluted EPS - non-GAAP	$2.65	$2.70

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2025	2024	% change from 2024	$	%

Vegetation Management	$163,890	$223,747	(26.8)%	$(3,129)	(1.4)%
Industrial Equipment	227,060	201,839	12.5%	(2,907)	(1.4)%
Total net sales	$390,950	$425,586	(8.1)%	$(6,036)	(1.4)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	March 31, 2025	March 31, 2024	Net Change

Current maturities	$15,009	$15,008
Long-term debt,net of current	201,789	306,525
Total debt	$216,798	$321,533

Total cash	200,274	121,802
Total Debt Net of Cash	$16,524	$199,731	$(183,207)

EBITDA
	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	December 31, 2024

Net Income	$31,800	$32,120	$115,610	$115,930

Interest, net	1,956	5,290	14,577	17,911
Provision for income taxes	10,043	9,667	34,074	33,698
Depreciation	9,445	8,935	37,367	36,857
Amortization	4,049	4,059	16,217	16,227
EBITDA	$57,293	$60,071	$217,845	$220,623

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended March 31,
	2025	2024

Backlog	$189,493	$271,805

Net Sales	163,890	223,747

Income from Operations	13,312	21,679
	8.1%	9.7%

Depreciation	4,052	4,333
Amortization	2,920	2,931
Other income (expense)	(303)	172

EBITDA	19,981	29,115
	12.2%	13.0%

Industrial Equipment Division Performance

	Three Months Ended March 31,
	2025	2024

Backlog	$513,215	$559,497

Net Sales	227,060	201,839

Income from Operations	31,150	25,300
	13.7%	12.5%

Depreciation	5,393	4,602
Amortization	1,129	1,128
Other income (expense)	(360)	(74)

EBITDA	37,312	30,956
	16.4%	15.3%